As filed with the Securities and Exchange Commission on July 3, 2002
                                   Securities Act Registration No. 333-_________
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          VISTA EXPLORATION CORPORATION
                          -----------------------------
             (Exact name of registrant as specified in its charter)

           Colorado                                              84-1493152
           --------                                              ----------
(State or other jurisdiction                                   (IRS Employer
     of incorporation or                                     Identification No.)
         organization)

                                  11952 Farley
                          Shawnee Mission, Kansas 66213
          (Address of Principal Executive Offices, including Zip Code)

                        Charles Ross Employment Agreement
                            (Full title of the plan)

                         Charles A. Ross, Sr., President
                          Vista Exploration Corporation
                   11952 Farley, Shawnee Mission, Kansas 66213
                     (Name and address of agent for service)

                                 (913) 814-8313
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                                Roger V. Davidson
                    Ballard, Spahr, Andrews & Ingersoll, LLP
              1225 17th Street, Suite 2300, Denver, Colorado 80202
                                 (303) 292-2400

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                                  CALCULATION OF REGISTRATION FEE


==================================================================================================
                                         Proposed Maximum     Proposed Maximum       Amount of
Title of Securities to   Amount to be   Offering Price per   Aggregate Offering   Registration Fee
     Be Registered        Registered          Share                Price               (1)
--------------------------------------------------------------------------------------------------
Common stock, No par    500,000 shares (2)   $0.10 (3)            $50,000             $4.60
value
--------------------------------------------------------------------------------------------------
TOTAL                   500,000 shares                                                $4.60
==================================================================================================

(1) Calculated under Section 6(b) of the Securities Act as $.000092 of the aggregate offering price.
(2) Outstanding options to purchase a maximum of 500,000 shares of common stock granted to Charles A. Ross, Sr. pursuant to the Employment Agreement dated as of April 1, 2002, as amended.
(3) In accordance with Rule 457(h), the price shown is the option exercise price.






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               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The Registrant's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2002, which has been filed by the Registrant with the Commission, is incorporated herein by reference. All other reports or documents filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the above-mentioned Annual Report on Form 10-KSB are incorporated herein by reference. All other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     The class of securities to be offered pursuant to this registration statement is the Registrant's common stock, no par value, which is registered under Section 12. The description of the Registrant's common stock is contained in the Registrant's registration statement on Form 10 filed with the Commission on September 13, 1999, pursuant to Section 12 of the Securities Exchange Act of 1934 and is incorporated herein by reference, including any subsequent amendments or reports filed for the purpose of updating such description.

Item 4. Description of Securities

     The class of securities to be offered is registered under Section 12 and is described under Item 3 above.

Item 5. Interests of Named Experts and Counsel

     Ballard Spahr Andrews & Ingersoll, LLP will pass upon the validity of the common stock offered by this prospectus. Barbara Davidson, the wife of a partner in the Denver office of Ballard Spahr Andrews & Ingersoll, LLP, owns 5,000 shares of common stock and is a 50% shareholder of Corporate Management Services, Inc., also a shareholder of the Registrant.

Item 6. Indemnification of Directors and Officers

     Directors and officers of the Registrant or persons serving at its request as directors or officers of another corporation or enterprise are entitled to indemnification as provided in the Articles of Incorporation of the Registrant, which provides for indemnification to the fullest extent permitted under the Colorado Business Corporation Act. These provisions are broad enough to permit indemnification of such persons from liabilities arising under the Securities Act of 1933.

     There is no litigation pending, and neither the Registrant nor any of its directors know of any threatened litigation, which might result in a claim for indemnification by any director or officer.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

     Reference is made to the Exhibit Index appearing on Page 6.

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


Item 9. Undertakings

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

     However, undertakings (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those undertakings is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Olathe, State of Kansas, on June 28, 2002.

                                            VISTA EXPLORATION CORPORATION

                                            By: /s/ Charles A. Ross, Sr.
                                            -------------------------------
                                            Charles A. Ross, Sr., President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                     Title                       Date
       ---------                     -----                       ----



/s/ Charles A. Ross, Sr.            Director                 June 28, 2002
------------------------
Charles A. Ross, Sr.






                                       5
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                                  EXHIBIT INDEX

     The following exhibits are filed as part of this Registration Statement:

Exhibit
   No.                              Description
-------                             -----------

4.1 Articles of Incorporation of Vista Exploration Corporation (incorporated by reference to Exhibit 2.1 of the Registration Statement on Form 10-SB filed with the Commission on September 13,
            1999).

4.2 First Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Form 8-K filed August 16, 2001).

4.3         Amended and Restated Bylaws (incorporated by reference to Exhibit
            3.2 of the Form 8-K filed August 16, 2001).

4.4 Employment Agreement dated as of April 1, 2002, between Vista Exploration Corporation and Charles A. Ross, Sr.*

4.5 First Amendment to Employment Agreement between Vista Exploration Corporation and Charles A. Ross, Sr., dated as of June 1, 2002.*

5.1         Opinion of Ballard Spahr Andrews & Ingersoll, LLP.*

23.1        Consent of Cordovano and Harvey, P.C..*

23.2        Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in
            Exhibit 5.1).*

----------------------------

* Filed herewith.